UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

CURRENT REPORT

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNITED TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	06-0570975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Financial Plaza Hartford, Connecticut	06103
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                     (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

None

(Title of Class)

Item 1	Description of Registrant’s Securities to be Registered.

The descriptions of Registrant’s Corporate Units to be registered hereunder appearing under the captions “Description of Debt Securities,” “Description of Capital Stock” and “Description of Equity Units and Stock Purchase Contracts” in the Prospectus dated April 27, 2012 included in Post-Effective Amendment No. 1 to the Registrant’s automatic shelf registration statement on Form S-3 (No. 333-167771) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on June 25, 2010, filed by the Registrant under the Securities Act with the Commission on April 27, 2012, and under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract Agreement and Pledge Agreement” and “Description of the Notes” in the Prospectus Supplement filed with the Commission on June 14, 2012 relating to the Equity Units offering are incorporated herein by reference to such filings.

Item 2	Exhibits.

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to United Technologies Corporation’s Annual Report on Form 10-K, File No. 1-812, for the fiscal year ended December 31, 2006).

3.2	Bylaws as Restated and Amended, effective December 10, 2008 (incorporated by reference to Exhibit 3.1 to United Technologies Corporation’s Current Report on Form 8-K, File No. 1-812, filed with the Commission on December 12, 2008).

*4.1	Purchase Contract and Pledge Agreement among United Technologies Corporation, The Bank of New York Mellon Trust Company, as purchase contract agent and Wilmington Trust, National Association, as collateral agent, custodial agent and securities intermediary.

*4.2	Form of Remarketing Agreement.

*4.3	Junior Subordinated Indenture among United Technologies Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*4.4	Supplemental Indenture No. 1 to Junior Subordinated Indenture among United Technologies Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*4.5	Form of Corporate Unit Certificate.

*4.6	Form of Treasury Unit Certificate.

*4.7	Form of Junior Subordinated Note.

4.9	Prospectus dated April 27, 2012 included in Post-Effective Amendment No. 1 to the Registrant’s automatic shelf registration statement on Form S-3 (No. 333-167771) originally filed with the Commission under the Securities Act on June 25, 2010 (filed by the Registrant on April 27, 2012 and incorporated herein by reference).

4.10	Prospectus Supplement dated June 12, 2012 relating to the Equity Units offering (filed by the Registrant on June 14, 2012 and incorporated herein by reference).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION

By:	/s/ An-Ping Hsieh
Name: An-Ping Hsieh Title: Vice President, Secretary and Associate General Counsel

Date: June 14, 2012

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to United Technologies Corporation’s Annual Report on Form 10-K, File No. 1-812, for the fiscal year ended December 31, 2006).

3.2	Bylaws as Restated and Amended, effective December 10, 2008 (incorporated by reference to Exhibit 3.1 to United Technologies Corporation’s Current Report on Form 8-K, File No. 1-812, filed with the Commission on December 12, 2008).

*4.1	Purchase Contract and Pledge Agreement among United Technologies Corporation, The Bank of New York Mellon Trust Company, as purchase contract agent and Wilmington Trust, National Association, as collateral agent, custodial agent and securities intermediary.

*4.2	Form of Remarketing Agreement.

*4.3	Junior Subordinated Indenture among United Technologies Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*4.4	Supplemental Indenture No. 1 to Junior Subordinated Indenture among United Technologies Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

*4.5	Form of Corporate Unit Certificate.

*4.6	Form of Treasury Unit Certificate.

*4.7	Form of Junior Subordinated Note.

4.9	Prospectus dated April 27, 2012 included in Post-Effective Amendment No. 1 to the Registrant’s automatic shelf registration statement on Form S-3 (No. 333-167771) originally filed with the Commission under the Securities Act on June 25, 2010 (filed by the Registrant on April 27, 2012 and incorporated herein by reference).

4.10	Prospectus Supplement dated June 12, 2012 relating to the Equity Units offering (filed by the Registrant on June 14, 2012 and incorporated herein by reference).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.